UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   April 19, 2012
(Date of earliest event reported)

PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)

California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California	94177
(Address of principal executive offices)	(Zip code)

415-267-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)

California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California	94177
(Address of principal executive offices)	(Zip code)

(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Natural Gas Matters

On April 19, 2012, the California Public Utilities Commission (“CPUC”) voted to deny Pacific Gas and Electric Company’s (“Utility”) appeal of a $16.8 million fine imposed on the Utility on January 27, 2012 by the CPUC’s Consumer Protection and Safety Division (“CPSD”) for violating rules and regulations applicable to natural gas operations.  The CPSD imposed the fine after the Utility filed a report notifying the CPSD that the Utility had discovered that it had not included approximately 16 gas distribution system maps in its leak survey schedule.  The Utility has completed all the missed leak surveys.  In calculating the fine for each missed leak survey, the CPSD counted each month after the first missed leak survey date as a separate violation, for a total of 838 violations, and used the maximum fine of $20,000 per violation.  The Utility appealed the penalty, in part, on the basis that the penalty amount is inappropriate in the circumstances and that the CPSD over-counted the number of violations.

In the CPUC’s order denying the Utility’s appeal, the CPUC cited the following principles to be considered in determining an appropriate fine:  (a) the severity of the offense, (b) the conduct of the utility (including before, during and after the offense to prevent, detect, disclose and rectify a violation), (c) the size (i.e., financial resources) of the utility, (d) the totality of the circumstances in furtherance of the public interest, and (e) the role of precedent.  The CPUC noted that several factors weighed against the Utility, including the severity of the offense, potential for harm to persons and property, number of years of non-compliance, number of missed opportunities to discover and correct the non-compliance, harm to the integrity of the regulatory process, inadequacy of the regular reviews of its own operations, financial resources of the Utility, and precedent.  The CPUC stated that the CPSD also had considered the Utility’s discovery of the problems, self-reporting, quick action, and the fact that no known harm to persons or property occurred, in determining the number of violations.  The CPUC noted that the CPSD could have calculated penalties on a daily basis which could have resulted in a fine as high as $502 million based on about 25,140 daily violations.

The Utility has filed 11 other self-reports with the CPUC, including a report that the Utility had not considered an additional 46 gas maps in its leak survey schedule.  (The missed surveys have been completed.)  The CPSD may issue additional citations and impose additional penalties on the Utility associated with these or future reports the Utility may file.

On April 19, 2012, the CPUC also voted to expand the scope of its pending rulemaking proceeding to develop safety-related changes to its regulation of natural gas transmission operators to include natural gas distribution issues to comply with recent California law (Senate Bill 705).  The law requires that each California gas corporation develop and implement a plan for the safe and reliable operation of its gas pipeline facilities and that the CPUC accept, modify, or reject the plan by the end of 2012.  The safety plans must be filed with the CPUC by June 29, 2012 but the CPUC noted that the Utility can refer to its proposed Pipeline Safety Enhancement Plan applicable to its gas transmission system that is already being considered by the CPUC.  The Utility anticipates that the costs associated with its gas distribution safety plan will be addressed in the Utility’s next general rate case (“GRC”).  In July 2012, the Utility expects to submit a draft of the Utility’s GRC application that constitutes the Utility’s notice of intent that it plans to file its formal GRC application in December 2012.  The CPUC also ordered that management and financial audits of each gas corporation be conducted to address safety-related corporate culture and historical spending, including a comparison of authorized gas safety expenditures and capital investments to actual recorded amounts, and the rationale for any deviations.  The CPUC stated that the Utility’s financial audit will exclude gas transmission-related expenditures which have already been subject to audit.  (The CPSD’s financial consultant’s report was submitted to the CPUC and posted on the CPUC’s website on January 12, 2012.  The CPUC noted the audit findings in its January 12, 2012 order instituting an investigation into the September 9, 2010 pipeline accident that occurred in San Bruno, California on September 9, 2010.)  The CPUC stated that an administrative law judge would decide the scope and timing of the audits and whether hearings would be held to consider the gas safety plans.

The CPUC concluded evidentiary hearings on the Utility’s proposed Pipeline Safety Enhancement Plan on March 30, 2012 and is scheduled to issue a proposed decision in August 2012 and a final decision in September 2012.  The CPUC has not yet taken any action on the Utility’s request to establish a memorandum account to track plan-related costs incurred after January 1, 2012 for potential future recovery.

Additionally, on April 19, 2012, the CPUC ordered the Utility to pay a $3 million fine, as previously agreed to by the Utility, to resolve an Order to Show Cause that had been issued in March 2011 regarding the Utility’s response to the CPUC’s orders to search pipeline records.

2013 Cost of Capital Proceeding

On April 20, 2012, the Utility filed an application with the CPUC to request that the CPUC authorize the Utility’s capital structure (i.e., the relative weightings of common equity, preferred equity, and debt), as well as the rates of return on each capital structure component, for the Utility’s electric generation, electric and natural gas distribution, and natural gas transmission and storage rate base beginning on January 1, 2013.  The following table compares the currently authorized capital structure and rates of return which will remain in effect through 2012 with those requested in the Utility’s application:

	Currently Authorized			Requested
	Cost	Capital Structure	Weighted Cost	Cost	Capital Structure	Weighted Cost
Long-term debt	6.05%	46.0%	2.78%	5.69%	47.0%	2.67%
Preferred stock	5.68%	2.0%	0.11%	5.60%	1.0%	0.06%
Return on common equity (“ROE”)	11.35%	52.0%	5.90%	11.00%	52.0%	5.72%
Overall Rate of Return			8.79%			8.45%

The Utility also has requested that the CPUC approve the continuation of the annual cost of capital adjustment mechanism that has been in effect since 2008.  The mechanism would be triggered in a particular year if the 12-month October-through-September average of the applicable Moody's Investors Service utility bond index increases or decreases by more than 100 basis points from the benchmark.  If the adjustment mechanism is triggered, the Utility’s authorized ROE beginning on the next January 1st would be adjusted by one-half of the increase or decrease.  In addition, the Utility’s authorized long-term debt and preferred stock costs would be updated to reflect actual August month-end embedded costs and forecasted interest rates for variable long-term debt and new long-term debt and preferred stock scheduled to be issued in the coming year.  If the 12-month average yield triggers an automatic ROE adjustment, that average would become the new benchmark.

The Utility has proposed that any changes to its revenue requirements resulting from the CPUC’s cost of capital decision be effective January 1, 2013.  The Utility estimates that its 2013 revenue requirement associated with the requested cost of capital would be approximately $100 million less than the currently authorized revenue requirement.  The Utility expects that the CPUC will issue a final decision by the end of 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

	By:	LINDA Y.H. CHENG
Linda Y.H. Cheng
Dated: April 20, 2012		Vice President, Corporate Governance and
Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

	By:	LINDA Y.H. CHENG
Linda Y.H. Cheng
Dated: April 20, 2012		Vice President, Corporate Governance and
Corporate Secretary